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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

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Pricing Supplement No. 15                                   Trade Date: 01/05/04
(To Prospectus dated September 8, 2003 and Prospectus       Issue Date: 01/08/04
Supplement dated September 12, 2003)

The date of this Pricing Supplement is January 6, 2004




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
    CUSIP
      or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UGY4              $2,728,000.00              4.00%                 01/15/12                 100%

Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    --------------------          --------------------------------
    monthly                    Yes                    Yes                           100% 01/15/05
   (02/15/04)                                                                  semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------            -----------            -----------                ------              -----------
 $2,697,992.00             $30,008.00                $2.00             ABN AMRO Financial
                                                                         Services, Inc.
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